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                                   EXHIBIT 24

                                POWER OF ATTORNEY


         Each person whose signature appears below hereby authorizes Richard M. Kahler, as attorney-in-fact, to sign in his behalf, individually and in each capacity stated below, and to file this Annual Report on Form 10-KSB and all amendments and/or supplements to this Annual Report on Form 10-KSB.


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
Signature                                        Title                                    Date
---------                                        -----                                    ----
/s/Joshua Fong, O.D.                Chairman of the Board and Director                  March 26, 1997
-----------------------------
Joshua Fong, O.D.


/s/William R. Henson                Director                                            March 25, 1997
-----------------------------
William R. Henson


/s/Dimitri V. Koroslev              Director                                            March 25, 1997
-----------------------------
Dimitri V. Koroslev


/s/William E. Peluso                Director                                            March 26, 1997
-----------------------------
William E. Peluso


/s/Oswald A. Rugaard                Director                                            March 26, 1997
-----------------------------
Oswald A. Rugaard


/s/Mark A Wilton                    Director                                            March 26, 1997
-----------------------------
Mark A. Wilton


/s/Randall D. Greenfield            Chief Financial Officer (Principal                  March 27, 1997
-----------------------------       Financial Officer and Principal
Randall D. Greenfield               Accounting Officer) and Secretary
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